UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 3, 2020

NMI Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36174	45-4914248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2100 Powell Street, 12th Floor, Emeryville, CA
(Address of Principal Executive Offices)
94608
(Zip Code)
(855) 530-6642
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	NMIH	Nasdaq
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On June 3, 2020, NMI Holdings, Inc. (the "Company") issued a press release reporting that it commenced an offering through a private placement of $300,000,000 aggregate principal amount of senior secured notes due 2025 (the "Notes"). A copy of the press release is filed herewith as Exhibit 99.1 to this report, which is incorporated herein by reference.

On June 3, 2020, the Company issued a press release reporting that it has commenced an underwritten registered public offering of 10 million shares of its Class A common stock, par value $0.01 per share (the "Offering"). A copy of the press release is filed herewith as Exhibit 99.2 to this report, which is incorporated herein by reference.

This report does not constitute an offer to sell or the solicitation of an offer to buy the Notes, guarantees, shares of Class A common stock or any other securities, nor shall it constitute an offer to sell, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offers of the Notes would be made only by means of a confidential offering memorandum, and any offers of the Company's Class A common stock will be made only by means of a prospectus and the related prospectus supplement.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No. Description
99.1 NMI Holdings, Inc. Press Release Dated June 3, 2020
99.2 NMI Holdings, Inc. Press Release Dated June 3, 2020
104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NMI Holdings, Inc.
(Registrant)

Date: June 3, 2020	By:	/s/ Nicole C. Sanchez
Nicole C. Sanchez
VP, Associate General Counsel

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